UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 29, 2003

NEXTEL PARTNERS, INC.

(Exact Name Of Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4500 Carillon Point

Kirkland, Washington 98033

(425) 576-3600

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 5. Other Events

On July 29, 2003, Nextel Partners, Inc. (the “Company”) issued a press release announcing its intention to sell $125 million of Convertible Senior Notes due 2009 to qualified institutional buyers in an unregistered offering pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”).  In addition, the Company will grant the initial purchasers an overallotment option to purchase up to an additional $25 million principal amount of the notes.  The notes will be convertible into the Company’s Class A common stock.  The net proceeds of the offering will be used for general corporate purposes, including but not limited to general working capital and opportunistic repurchases of currently outstanding notes.  A copy of the Company’s press release issued July 29, 2003 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The securities described in this Form 8-K have not been registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration under, or an applicable exemption from, the registration requirements of the Securities Act and applicable state securities laws.  This Form 8-K does not constitute an offer to sell these securities nor is it a solicitation of an offer to purchase these securities.  The statements in this Form 8-K regarding future aspects relating to the offering and other statements which are not historical facts are forward-looking statements that involve risks and uncertainties, including, but not limited to, market and competitive conditions, and may cause actual future experience and results to differ materially from the statements made.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: July 29, 2003	By:	/s/ John Chapple
John Chapple
Chief Executive Officer and President